Exhibit 99.1

QuickLogic Reports Fourth Quarter and Fiscal Year 2016 Results

SUNNYVALE, Calif. - February 15, 2017 - QuickLogic Corporation (NASDAQ: QUIK), an innovator and developer of ultra-low power programmable sensor processing solutions, announced its financial results for the fourth quarter and fiscal year ended January 1, 2017.

Recent Accomplishments

•Sensor Processing:

◦	Reached user-testing stage with tier-one smartphone OEM wearable program.

◦	Won a new EOS™ S3 design for a wearable product with a well-known app company.

◦	Expanded the number of engagements with top-tier Chinese smartphone OEMs.

◦	Advanced multiple smartphone, wearable and IoT OEMs from the evaluation stage of the engagement funnel to the design-in stage.

◦	Demonstrated voice-enabled home automation system using Sensory’s “Alexa” voice-trigger running on EOS S3 Sensor Processing Solution.

◦	Developed a unified evaluation system that integrates Sensory TrulyHandsFreeTM voice recognition technology and CyWeeMotion sensor fusion.

◦	Created a new voice-activated smartphone-based TV remote control evaluation system that integrates PEEL's proprietory SmartIRTM technology and Sensory voice recognition.

•	Embedded FPGA (eFPGA) Intellectual Property Licensing:

◦	Gained early access to GLOBALFOUNDRIES’ 22nm FD-SOI Process by joining its FDXcelerator™ Partner Program.

◦	Signed a license agreement with a second top-tier foundry company.

◦	Demonstrated new Borealis eFPGA compiler tool.
“During the fourth quarter of 2016, we made significant progress on our strategic initiatives for our sensor processing solutions and launched our new ArcticProTM eFGPA IP licensing,” stated Brian Faith, QuickLogic’s president and CEO. “Given this progress and the momentum we have already developed this year, I believe we are on track to realize our goal of greater than 50% year-over-year revenue growth in 2017.”

Fourth Quarter Fiscal Year 2016 Financial Results
Total revenue was $2.9 million, increasing 5% compared to the third quarter of 2016, reflecting the continuing shipments of our display bridge solutions, and decreasing 19% compared to the fourth quarter of 2015, reflecting the expected decrease of mature and connectivity product revenue. New product revenue was $1.6 million, up 19% compared to the third quarter of 2016 and down 23% compared to the fourth quarter of 2015. Mature product revenue was $1.3 million, decreasing 8% compared to the third quarter of 2016 and 13% compared to the fourth quarter of 2015. New product revenue accounted for 54% of the total revenue, compared to 48% in the third quarter of 2016 and 57% in the fourth quarter of 2015.

Gross margins were 32.3%, compared to 31.7% in the third quarter of 2016 and 35.3% in the fourth quarter of 2015, primarily due to product mix. Operating expenses decreased to $4.7 million, compared to $5.5 million in the third quarter of 2016 and $6.0 million in the fourth quarter of 2015. The reduction reflects cost savings from strategic realignment efforts. Net loss was $3.9 million, or $0.05 per share, compared to $4.6 million, or $0.07 per share, in the third quarter of 2016 and $4.8 million, or $0.09 per share, in the fourth quarter of 2015. Non-GAAP net loss was $3.7 million, compared to $4.1 million in the third quarter of 2016 and $4.3 million in the fourth quarter of 2015. (See below for an explanation of non-GAAP financial measures).
Conference Call
QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Standard Time/ 5:30 p.m. Eastern Standard Time today, February 15, 2017, to discuss its current financial results. The conference call will be webcasted and can be accessed via the Company's website at http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 50904830. The call recording will be archived until Wednesday, February 22, 2017 and the webcast will be available for 12 months on the Company's website.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

Non-GAAP Financial Measures
QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 15, 2017, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
QuickLogic and the QuickLogic logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact
Sue Cheung
VP, Finance and Chief Accounting Officer
(408) 990-4076
Scheung@quicklogic.com

IR Contact
Cathy Mattison/Kirsten Chapman
(415) 433-3777
ir@quicklogic.com

-Tables Follow -

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	January 1, 2017	January 3, 2016	October 2, 2016	January 1, 2017	January 3, 2016
Revenue	$2,945	$3,630	$2,809	$11,421	$18,956
Cost of revenue	1,995	2,349	1,918	7,648	11,411
Gross profit	950	1,281	891	3,773	7,545
Operating expenses:
Research and development	2,380	3,490	2,755	12,265	14,144
Selling, general and administrative	2,322	2,461	2,704	10,310	10,619
Restructuring cost	—	49	—	—	295
Total operating expense	4,702	6,000	5,459	22,575	25,058
Loss from operations	(3,752)	(4,719)	(4,568)	(18,802)	(17,513)
Interest expense	(66)	(18)	(37)	(175)	(82)
Interest income and other (expense), net	(43)	(9)	(41)	(106)	(107)
Loss before income taxes	(3,861)	(4,746)	(4,646)	(19,083)	(17,702)
Provision for (benefit from) income taxes	(3)	100	(23)	65	146
Net loss	$(3,858)	$(4,846)	$(4,623)	$(19,148)	$(17,848)
Net loss per share:
Basic	$(0.05)	$(0.09)	$(0.07)	$(0.29)	$(0.32)
Diluted	$(0.05)	$(0.09)	$(0.07)	$(0.29)	$(0.32)
Weighted average shares:
Basic	67,941	56,729	67,781	65,377	56,472
Diluted	67,941	56,729	67,781	65,377	56,472

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 1, 2017	January 3, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$14,870	$19,136
Accounts receivable, net	839	1,601
Inventories	2,017	2,878
Other current assets	1,123	1,312
Total current assets	18,849	24,927
Property and equipment, net	2,765	3,315
Other assets	230	219
TOTAL ASSETS	$21,844	$28,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$6,000	$—
Trade payables	2,018	4,032
Accrued liabilities	1,580	1,482
Current portion of capital lease obligations	209	281
Total current liabilities	9,807	5,795
Long-term liabilities:
Revolving line of credit	—	2,000
Capital lease obligations, less current portion	—	208
Other long-term liabilities	49	133
Total liabilities	9,856	8,136
Stockholders’ equity:
Common stock, at par value	68	57
Additional paid-in capital	251,824	241,024
Accumulated deficit	(239,904)	(220,756)
Total stockholders’ equity	11,988	20,325
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,844	$28,461

________________________

(1)	Derived from the January 3, 2016 audited balance sheet included in the 2015 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Year Ended
	January 1, 2017	January 3, 2016	October 2, 2016	January 1, 2017	January 3, 2016
GAAP loss from operations	$(3,752)	$(4,719)	$(4,568)	$(18,802)	$(17,513)
Adjustment for stock-based compensation within:
Cost of revenue	13	14	34	132	109
Research and development	55	213	137	658	826
Selling, general and administrative	57	306	286	793	1,065
Adjustment for the write-off of equipment within:
Cost of revenue	17	—	33	50	8
Research and development	—	—	1	313	—
Selling, general and administrative	—	—	5	5	—
Adjustment for restructuring costs	—	49	—	—	295
Non-GAAP loss from operations	$(3,610)	$(4,137)	$(4,072)	$(16,851)	$(15,210)
GAAP net loss	$(3,858)	$(4,846)	$(4,623)	$(19,148)	$(17,848)
Adjustment for stock-based compensation within:
Cost of revenue	13	14	34	132	109
Research and development	55	213	137	658	826
Selling, general and administrative	57	306	286	793	1,065
Adjustment for the write-off of equipment within:
Cost of revenue	17	—	33	50	8
Research and development	—	—	1	313	—
Selling, general and administrative	—	—	5	5	—
Adjustment for restructuring costs	—	49	—	—	295
Adjustment for tax effect on other comprehensive income	—	—	—	—	—
Non-GAAP net loss	$(3,716)	$(4,264)	$(4,127)	$(17,197)	$(15,545)
GAAP net loss per share	$(0.05)	$(0.09)	$(0.07)	$(0.29)	$(0.32)
Adjustment for stock-based compensation	*	0.01	0.01	0.03	0.04
Adjustment for the write-off of equipment	*	*	*	*	*
Adjustment for restructuring costs	—	*	—	—	*
Non-GAAP net loss per share	$(0.05)	$(0.08)	$(0.06)	$(0.26)	$(0.28)
GAAP gross margin percentage	32.3%	35.3%	31.7%	33.0%	39.8%
Adjustment for stock-based compensation	0.4%	0.4%	1.2%	1.2%	0.6%
Adjustment for the write-off of equipment	0.6%	—%	1.2%	0.4%	*
Adjustment for restructuring costs	—%	*	—%	—%	*
Non-GAAP gross margin percentage	33.3%	35.7%	34.1%	34.6%	40.4%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2016	Q3 2016	Fiscal 2016	Fiscal 2015	Q3 2016 to Q4 2016	2015 to 2016
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	54%	48%	49%	63%	19%	(53)%
Mature products	46%	52%	51%	37%	(8)%	(16)%
Revenue by geography:
Asia Pacific	64%	62%	63%	67%	10%	(44)%
North America	26%	24%	25%	23%	12%	(35)%
Europe	10%	14%	12%	10%	(30)%	(25)%

_____________________

(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.